Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock of Corporate Resource Services, Inc. and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided, however, that no party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the parties have executed this Joint Filing Agreement on December 9, 2011

TRI-STATE EMPLOYMENT SERVICES, INC.

By	/s/ Robert Cassera
Name: Robert Cassera
Title: President

/s/ Robert Cassera
Robert Cassera

/s/ John P. Messina, Sr
John P. Messina, Sr.

/s/ Jay H. Schecter as Attorney-in-Factfor Thomas Cassera
Jay H. Schecter as Attorney-in-Fact
for Thomas Cassera

/s/ Jay H. Schecter as Attorney-in-Fact for Peter Ursino
Jay H. Schecter as Attorney-in-Fact
for Peter Ursino

/s/ Jay H. Schecter as Attorney-in-Fact for Maria Ursino
Jay H. Schecter as Attorney-in-Fact
for Maria Ursino

/s/ Jay H. Schecter as Attorney-in-Fact for John Trippiedi
Jay H. Schecter as Attorney-in-Fact
for John Trippiedi

[Signature Page to Joint Filer Agreement for Amendment No. 4 to Schedule 13D]

/s/ Jay H. Schecter as Attorney-in-Fact for Yolanda Trippiedi
Jay H. Schecter as Attorney-in-Fact
for Yolanda Trippiedi

/s/ Jay H. Schecter
Jay H. Schecter

/s/ Jay H. Schecter as Attorney-in-Fact for Jason Scheff
Jay H. Schecter as Attorney-in-Fact
for Jason Scheff

/s/ Jay H. Schecter as Attorney-in-Fact for Paul Capozio
Jay H. Schecter as Attorney-in-Fact
for Paul Capozio

/s/ Jay H. Schecter as Attorney-in-Fact for Linda Capozio
Jay H. Schecter as Attorney-in-Fact
for Linda Capozio

[Signature Page to Joint Filer Agreement for Amendment No. 4 to Schedule 13D]